Exhibit 10.14

RULES OF THE

CYCLACEL GROUP PLC

RESTRICTED SHARE & CO-INVESTMENT PLAN

Approved by shareholders on 1 July, 2004 and

adopted by the Board on 30 June, 2004

ALLEN & OVERY

ALLEN & OVERY LLP

LONDON

Ref:

EP:271831.2

CONTENTS

1.	GENERAL PROVISIONS
	1.1	Definitions and interpretation
	1.2	How the Plan will operate
	1.3	Limit on the number of Shares which can be issued
	1.4	terms of awards
	1.5	Consents
	1.6	Ranking and Sale of Shares
	1.7	Withholding for tax
	1.8	Administration
	1.9	Amending the Plan
	1.10	General
	1.11	Data protection
	1.12	Governing law
2.	RESTRICTED SHARE PLAN
	2.1	Grant of Restricted Awards
	2.2	Rights in relation to Shares under Restricted Awards
	2.3	Vesting of Restricted Awards
	2.4	Lapse of Restricted Awards
	2.5	general offer, scheme of arrangement or voluntary winding up of the company
	2.6	Consequences of vesting of a Restricted Award
	2.7	Adjustment of Restricted Awards
	2.8	Exchange of Restricted Awards
3.	CO-INVESTMENT PLAN
	3.1	Invested Shares
	3.2	Grant of Matched Awards
	3.3	Vesting of Matched Awards
	3.4	Lapse of Matched Awards
	3.5	general offer, scheme of arrangement or voluntary winding up of the company
	3.6	Consequences of vesting of a Matched Award
	3.7	Adjustment of Matched Awards
	3.8	Exchange of Matched Awards

RULES OF THE CYCLACEL GROUP PLC

RESTRICTED SHARE & CO-INVESTMENT PLAN

PART ONE

1.             GENERAL PROVISIONS

1.1          DEFINITIONS AND INTERPRETATION

1.1.1        Definitions

The words and expressions used in this Plan which have capital letters have the meanings set out in the Definitions Appendix.

1.1.2        Interpretation

The headings in the Rules are for convenience and should be ignored when construing them.  Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.  Reference in the Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

1.2          HOW THE PLAN WILL OPERATE

1.2.1        Policies set by the Remuneration Committee

The Remuneration Committee will, from time to time, set the policies for the Company’s operation and administration of the Plan within the terms of the Rules, which may include the determination of:

1.2.1.1          the Eligible Employees who may be granted Awards (provided that an Eligible Employee shall not be entitled to be granted Awards if that Eligible Employee is within a year of the age at which the Eligible Employee is bound or entitled to retire under his contract of Employment);

1.2.1.2          the maximum Market Value of Shares which may be put under an Eligible Employee’s Award;

1.2.1.3          what performance target(s) will apply to the grant, vesting or exercise of an Award and how these will be measured; and

1.2.1.4          how Awards are granted.

In determining the policies, the Remuneration Committee will take into consideration the principles of good corporate governance applicable to a company such as the Company (including, if the Remuneration Committee considers it appropriate, the “Principles and Guidelines on Executive Remuneration” published by the Association of British Insurers from time to time).

1.3              LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED

1.3.1           The limit for all Shares issued under the Plan

The number of Shares which can be allocated under the Plan on any day, when aggregated with the number of Shares allocated in the previous 10 years under the Plan and any other Employees’ Share Scheme of the Company cannot exceed 10 per cent. of the ordinary issued share capital of the Company from time to time.

1.3.2        Meaning of allocation and exclusion from these limits

The reference in this Rule 1.3 to the “allocation” of Shares means, in the case of any share option plan, the placing of unissued Shares under option and, in the case of any other Employees’ Share Scheme, the issue and allotment of Shares.  For the purposes of the limit in this Rule 1.3:

1.3.2.1     Shares where the right to acquire these was released, cancelled or lapsed without being exercised will be ignored; and

1.3.2.2     to the extent that the exercise or vesting of Awards is to be satisfied by the transfer of Shares already in issue, those Awards will not be treated as granted over unissued Shares.

1.3.2.3     any Shares which are or have been allocated under the Cyclacel Group plc Senior Executive Incentive Plan are ignored.

1.3.3        Adjustment to Shares to be taken into account

Where Shares issued under the Plan or any other Employees’ Share Scheme of the Company are to be taken into account for the purposes of any of the limits in this Rule 1.3 and a Variation in the equity share capital of the Company has taken place between the date of issue of the Shares and the date on which the limit is to be calculated, the number of Shares to be taken into account for the purposes of any limit will be adjusted in the manner the Remuneration Committee considers appropriate to take account of the Variation (subject to confirmation from an appropriate independent professional that such adjustment is fair and reasonable).

1.3.4        The individual limit

The Remuneration Committee will, from time to time, specify a limit which will apply to the maximum Market Value (at the Date of Grant) of Shares which may be put under each type of Award on an annual basis in respect of any Eligible Employee.  No Award will be granted to an Eligible Employee in excess of this limit without the prior approval of the Remuneration Committee.

1.3.5        Purported grant of an Award in excess of limits

If an Award is purported to be granted in breach of the limit in:

1.3.5.1     Rule 1.3.1, the number of Shares over which the Award has been granted will, with the number of Shares over which all other Awards have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with Rule 1.3.1.  Where this Rule 1.3.5 operates, when the number of Shares under the Award has been adjusted accordingly, an Award will take effect from the Date of Grant as if it had been granted on the adjusted terms; and

1.3.5.2               Rule 1.3.4, the number of Shares over which the Award has been granted will be reduced to the largest lower number that would comply with Rule 1.3.4 and the Award will take effect from the Date of Grant as if it had been granted over the lower number of Shares at the outset.

1.4                               TERMS OF AWARDS

1.4.1        Grant of Awards

The Grantor will grant each Award so that it constitutes a binding contract between the Grantor and the Participant.  Each Participant will be given an award certificate as evidence of grant of an Award.

1.4.2        Performance targets

The grant, exercise or vesting of an Award will be subject to a performance target selected by the Remuneration Committee.  The exercise or vesting of an Award may also be subject to any additional terms and conditions the Remuneration Committee considers appropriate.  The performance target and any additional terms and conditions to which an Award is subject, will be specified at the Date of Grant and stated in the award certificate.  The Remuneration Committee will have discretion to decide whether and to what extent the performance target to which an Award is subject has been met.  A performance target may only be adjusted if an event occurs which causes the Remuneration Committee, acting fairly and reasonably, to believe that the performance target is no longer a fair target, in which case the Remuneration Committee can waive or adjust the performance target accordingly.  A performance target cannot be adjusted so that it is more difficult to satisfy.

1.4.3        Different performance targets can apply to different Eligible Employees

Awards can be subject to different performance targets for each Eligible Employee.

1.4.4        Awards personal to Participants

An Award may not, nor may any rights in respect of it, be sold, transferred, assigned, charged or otherwise encumbered or disposed of to any Person.  A Participant’s Award(s) may be transmitted to the Participant’s personal representatives on the Participant’s death.

1.4.5        Disclaimer of Award

A Participant may disclaim an Award, in whole or in part, in writing to the Secretary of the Company within thirty (30) days after the Date of Grant.  No consideration will be paid for the disclaimer of an Award.  To the extent that an Award is disclaimed it will be taken never to have been granted.

1.5          CONSENTS

The allotment or transfer of Shares under the Plan will be subject to obtaining any necessary approval or consent.  The Company will, if appropriate, apply to the UK Listing Authority and any other Recognised Stock Exchange for Shares issued under the Plan to be admitted to the official list of those exchanges and for Shares to be admitted to trading on those exchanges (in either case unless listing or admission to trading has already been granted).

1.6                               RANKING AND SALE OF SHARES

Shares allotted or transferred to a Participant under the Plan will rank equally in all respects with Shares of the same class, except that they will not rank for any right attaching to them by reference to a record date preceding the date of their acquisition by the Participant.  In the case of an Option, the Option Exercise Date will be the date of the acquisition of the Shares.

1.7                               WITHHOLDING FOR TAX

The Grantor or any member of the Group which is a Participant’s employer may withhold any amount and make any arrangements it considers necessary to meet any liability of the Participant to taxation or social security contributions in connection with the benefits delivered under the Plan.  These arrangements may include the sale of any Shares acquired by a Participant under the Plan on behalf of the Participant.

1.8                               ADMINISTRATION

1.8.1                        Notices

Any notice or other communication in connection with the Plan (including award certificates) can be given by electronic mail or by personal delivery, by facsimile, by first-class post or airmail, (in the case of a company, to its registered office and in the case of an individual to the individual’s last known address) or by any other means which a Participating Company and its employees use to communicate with each other.

1.8.2        When notice is given

Any notice under Rule 1.8.1 will be given:

1.8.2.1     if delivered, at the time of delivery;

1.8.2.2     if posted, at 10:00am on the seventh business day after it was put into the post; or

1.8.2.3     if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

1.8.3        Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

1.8.4        Replacement Award certificates

If any Award certificate is worn out, defaced, destroyed or lost, it may be replaced upon production of such evidence that the Grantor requires being provided.  Nevertheless, in the event of any doubt regarding the extent or status of a Participant’s outstanding Awards under the Plan, the Company’s records will be the correct and current statement of this.

1.8.5        Shares to cover Awards

The Company will ensure that sufficient Shares are available to satisfy all outstanding Awards.

1.8.6        Administration of the Plan

The Plan will be administered by the Remuneration Committee. The Remuneration Committee has full authority, consistent with the Rules, to administer it, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary.  The Remuneration Committee’s decision on any matter concerning the Plan will be final and binding.

1.8.7        Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company.  However, the Company may require any Subsidiary of the Company to enter into an agreement which obliges that Subsidiary to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Subsidiary’s officers or employees.  The Company may also enter into a similar agreement with any Participating Company or Associated Company which is not a Subsidiary of the Company.

1.9                               AMENDING THE PLAN

1.9.1        The Company has discretion to amend the Rules

Subject to the remainder this Rule 1.9, the Company can amend the Rules at any time.

1.9.2        Additional sections

The Company can adopt additional sections of the Rules applicable in any jurisdiction under which Awards may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, which may apply to the Participant, the Company, any Participating Company or Associated Company. Any additional sections must conform to the basic principles of the Plan and must not exceed the limits set out in the Rules.

1.9.3        No abrogation of existing rights

No amendment will be made under Rule 1.9.1 which would adversely and materially affect the existing rights of a Participant unless it is made with his written consent or by a resolution passed as if the Awards affected constituted a separate class of share capital and the provisions of the Articles of Association of the Company and of the Companies Act 1985 relating to class meetings (with the necessary amendments) applied to that class.

1.9.4        Shareholder approval

No amendment to the advantage of Participants (except for an amendment which could be included in an additional section adopted under Rule 1.9.2) can be made to the provisions in the Rules (if any) relating to:

1.9.4.1               who can be a Participant;

1.9.4.2               the number of Shares which can be allocated under the Plan; and

1.9.4.3               the basis for determining a Participant’s entitlement to and the terms of the Shares and any adjustment in the event of a Variation,

without the approval by ordinary resolution of the Company in general meeting, except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or Eligible Employees or for a member of the Group in any jurisdiction.

1.10        GENERAL

1.10.1      Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time the Company decides.  Termination of the Plan will not affect the subsisting rights of Participants.

1.10.2      The Plan and funding the purchase of Shares

The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or may enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

1.10.3      Rights of Participants and Eligible Employees

Participation in the Plan is not pensionable.  Nothing in the Plan or in any document executed under it will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan.  The rights and obligations of any individual under the terms of the individual’s office or Employment with any member of the Group will not be affected by the individual’s participation in the Plan nor any right which the individual may have to participate under it.  A Participant holding an Award will not have any rights of a shareholder of the Company with respect to that Award or the Shares subject to it.

1.10.4      No rights to compensation or damages

A Participant waives all and any rights to compensation or damages under the Plan in consequence of the termination of the Participant’s office or Employment with a member of the Group for any reason.  Nothing in the Plan or in any document executed under it will give any Person any right to continue in Employment or will affect the right of any member of the Group to terminate the Employment of any Person without liability at any time with or without cause, or will impose on any member of the Group, the Grantor or the Remuneration Committee or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights under the Plan, the failure or refusal of any person to exercise a discretion under the Plan, and/or a Participant ceasing to be a person who has the status or relationship of an employee or director of any member of the Group for any reason as a result of the termination of the Participant’s Employment.

1.10.5      The benefit of Rules 1.10.3 and 1.10.4

The benefit of Rules 1.10.3 and 1.10.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies.  The Company will hold the benefit of those Rules on trust and as agent for each of them and may assign the benefit of this Rule 1.10.5 to any of them.

1.10.6      Articles of Association

Any Shares acquired under the Plan will be subject to the Articles of Association of the Company as amended from time to time.

1.10.7      Claims for relief under the Taxation of Chargeable Gains Act 1992

If Shares are transferred to a Participant under an Award, the Participant will, if required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by the person making that transfer.

1.10.8      Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan, which will remain in full force and effect.

1.10.9      Third party rights

Nothing in this Plan confers any benefit, right or expectation on a person who is not an Eligible Employee. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan.  This does not affect any other right or remedy of a third party which may exist.

1.11                        DATA PROTECTION

By participating in the Plan, the Participant consents to the collection, processing, transmission and storage in any form whatsoever by the Company of any data of a professional or personal nature which is necessary for the purpose of introducing and sustaining the Plan.  This may include providing information to trustees of an employee benefit trust, or to registrars, or brokers, or third party administrators of the Plan, or to future purchasers of the company or the business in which the Participant works.  By participating in the Plan, the Participant also consents to the transfer of personal data to countries or territories outside the European Economic Area.

1.12                        GOVERNING LAW

These Rules will be governed by and construed in accordance with the law of England.  All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan.  The Remuneration Committee may, in its absolute discretion, determine that another law may apply to the application of the Plan outside the United Kingdom.

PART TWO

2.             RESTRICTED SHARE PLAN

2.1          GRANT OF RESTRICTED AWARDS

2.1.1        Grant of Restricted Awards

The Remuneration Committee may, at its discretion, grant or it may procure the Grantor to grant to any Eligible Employee a Restricted Award over such whole number of Shares as it decides.  There will be no payment for the grant of a Restricted Award.

2.1.2        Period for granting Restricted Awards

Restricted Awards may be granted at any time that the Remuneration Committee thinks appropriate other than during a Close Period of the Company.

2.1.3        Conditions to be satisfied before the vesting of Restricted Awards

The performance target which must be met before a Restricted Award vests will be notified to the Participant on his award certificate and will apply until amended by, or a different performance target is specified, by the Remuneration Committee.

2.2          RIGHTS IN RELATION TO SHARES UNDER RESTRICTED AWARDS

A Participant has no voting, dividend or other rights attaching to the Shares under a Restricted Award made to the Participant, before the Restricted Award vests.  However, the Trustee may in its discretion reinvest any dividends declared on the Shares subject to a Restricted Award (net of any taxes and, if applicable, associated costs) as soon as reasonably possible after that dividend has been paid and the Shares acquired with the dividend will be held by the Trustee as part of the Restricted Award. The Trustee will, at its discretion, be entitled to vote or abstain from voting in respect of and accept or reject any offer in relation to the Shares subject to a Restricted Award.

2.3          VESTING OF RESTRICTED AWARDS

2.3.1        Normal vesting

Unless the Remuneration Committee decides otherwise at the Date of Grant, and subject to Rules 2.3.2, 2.3.3 and 2.4, a Restricted Award will vest on the third anniversary of its Date of Grant to the extent that the performance target which applies to that Restricted Award has been met.   However, if this would be on a day which is on a Close Period, the day on which the Restricted Award vests will be the first Dealing Day following the end of the Close Period.

2.3.2        Early vesting on cessation of Employment (good leaver)

If a Participant ceases to be in Employment due to death, ill-health, injury or disability (evidenced to the satisfaction of the Remuneration Committee), Redundancy, Retirement, the company by which the Participant is employed ceasing to be a member of the Group or the transfer of the undertaking or part-undertaking in which the Participant is employed to a person or body corporate outside the Group, then the Participant’s Restricted Award will vest in full immediately.

2.3.3        Early vesting on cessation of Employment (other circumstances)

If a Participant ceases to be in Employment for any reason other than those specified in Rule 2.3.2 the Remuneration Committee may preserve and vest all or part of a Participant’s Restricted Award on any terms it thinks fit subject to the satisfaction of the performance target measured to the date of cessation of employment.

2.4          LAPSE OF RESTRICTED AWARDS

2.4.1        Lapsing of Restricted Awards

A Restricted Award will lapse and cease to be capable of (further) vesting on the earliest of:

2.4.1.1     the Participant ceasing to be in Employment in any circumstances other than those referred to at Rule 2.3.2 and where the Remuneration Committee has not preserved all or part of the Restricted Award under Rule 2.3.3.  If the Remuneration Committee preserves part only of a Restricted Award under Rule 2.3.3 the part that is not preserved will lapse immediately;

2.4.1.2     the Participant being deprived of the legal or beneficial ownership of the Restricted Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

2.4.1.3     the Participant attempting to breach Rule 1.4.4.

2.4.2        Lapse where no or only partial vesting

Where, after all applicable testing of the performance target to which it is subject, a Restricted Award has not vested or only vested in part under the performance target, the unvested part of the Restricted Award will lapse with immediate effect.

2.4.3        Female Participants on maternity leave

For the purposes of this Rule 2.4, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

2.5          GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING UP OF THE COMPANY

2.5.1        Circumstances in which this Rule applies

Subject to Rule 2.8 this Rule applies where:

2.5.1.1     an offeror (either alone or with any party acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) which is made on a condition such that if it is satisfied the company or person making the offer will have Control of the Company; or

2.5.1.2     the Court sanctions a scheme of arrangement affecting the Shares under section 425 of the Companies Act 1985; or

2.5.1.3     a resolution is passed for the voluntary winding up of the Company.

2.5.2        Date of vesting

On the occurrence of an event described in Rule 2.5.1, a Restricted Award will subject to Rule 2.4, vest to the extent specified by the Remuneration Committee in accordance with Rule 2.5.3 as follows:

2.5.2.1          in relation to Rule 2.5.1.1, on the date that the change of Control takes effect;

2.5.2.2          in relation to Rule 2.5.1.2, on the date on which the scheme of arrangement is sanctioned by the Court ,; and

2.5.2.3          in relation to Rule 2.5.1.3, conditionally on the resolution being passed.

2.5.3        The discretion of the Remuneration Committee

The Remuneration Committee will confirm as soon as practicable after the relevant event referred to in Rule 2.5.2 above the extent (if any) to which a Restricted Award will vest, taking into account the extent to which the performance target applicable to that Restricted Award has been met up to the date of vesting and such other factors as the Remuneration Committee believes to be relevant in determining the extent to which the Restricted Award should vest.

2.6          CONSEQUENCES OF VESTING OF A RESTRICTED AWARD

As soon as practicable following the vesting of a Restricted Award, the Shares subject to it in respect of which it has vested will, subject to Rules 1.5 and 1.7, be transferred to the Participant.

2.7          ADJUSTMENT OF RESTRICTED AWARDS

2.7.1        Variation in equity share capital

If there is a Variation in the equity share capital of the Company the number and/or the nominal value of the Shares over which a Restricted Award is granted will be adjusted in the manner the Remuneration Committee determines (subject to confirmation from an appropriate independent professional that such adjustment is fair and reasonable).

2.7.2        Notifying Participant of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment under Rule 2.7 and may call in, cancel, endorse, issue or re-issue any award certificate as a result of that adjustment.

2.8          Exchange of Restricted Awards

2.8.1        Circumstances in which Restricted Awards are exchanged

If this Rule applies, Restricted Awards will not vest but will be exchanged under the terms of this Rule.  This Rule applies when:

2.8.1.1          a company (the “Acquiring Company”) has obtained Control of the Company;

2.8.1.2          the shareholders of the Acquiring Company immediately after it has obtained Control of the Company are substantially the same as the shareholders of the Company immediately before that event; and

2.8.1.3          the Acquiring Company consents to the exchange of Restricted Awards under this Rule.

2.8.2        The Exchange

When this Rule applies Participants’ Restricted Awards (“Old Awards”) will become awards (“New Awards”) in respect of shares in the Acquiring Company.  Each New Award will be equivalent to each Old Award before the change of Control.  The New Awards will not be regarded as equivalent to the Old Awards unless:

2.8.2.1          they are governed by the Rules in effect immediately before the release of the Old Awards; and

2.8.2.2          the total Market Value of the Shares the subject of the Old Awards immediately before the exchange is equal to the total Market Value immediately after the exchange of the shares the subject of the New Awards.  The provisions of the Plan will, for this purpose be construed as if the New Awards were granted under the Plan at the same time as the Old Awards.

2.8.3        The New Awards

References to Shares will, in relation to the New Awards, be taken as references to shares of the Acquiring Company References to the Company will be taken to be references to the Acquiring Company where appropriate.  The New Awards will not vest or lapse if Rule 2.5 applies in respect of the change of Control which lead to the grant of the New Awards.

PART THREE

3.             CO-INVESTMENT PLAN

3.1          INVESTED SHARES

3.1.1        Invitation to acquire Invested Shares

The Remuneration Committee may, at its discretion, invite any Eligible Employee to acquire Invested Shares in order to qualify for a Matched Award.  The invitation will be in the form approved by the Remuneration Committee and will state:

3.1.1.1     the maximum number of Invested Shares that may be acquired by all Eligible Employees invited to participate at that invitation;

3.1.1.2     the performance target to apply to any Matched Award;

3.1.1.3     how the Eligible Employee should pay for the Invested Shares and how the Invested Shares will be acquired.

3.1.2        Period for making invitations

Invitations to acquire Invested Shares may be made at any time that the Remuneration Committee thinks appropriate but not so that the making of the invitation, or the acquisition of Invested Shares or the grant of a Matched Award consequent on that invitation would fall during a Close Period of the Company.

3.1.3        Accepting an invitation

To accept an invitation to acquire Invested Shares an Eligible Employee must return the invitation form duly completed by the date specified in it, indicating the cash amount that he wishes to apply in the purchase of Invested Shares.

3.1.4        Scaling down

If the Remuneration Committee receives applications for Invested Shares in excess of the maximum number of Invested Shares available at that invitation each application will be scaled back on the basis the Remuneration Committee determines.

3.1.5        Acquisition and holding of Invested Shares

As soon as practicable after the receipt of an invitation form from an Eligible Employee the Remuneration Committee will, subject to the provision of cleared funds from the Participant (other than where the Participant has directed all or part of his annual cash bonus received from the Company to be used for such purpose), procure the acquisition on behalf of that Eligible Employee of the number of Invested Shares that match the number of Invested Shares on a 1:1 basis.  The Trustee will hold the Invested Shares acquired for the Participant on trust as bare trustee on behalf of the Participant until the earlier of the vesting of the Matched Award or the expiry of the Relevant Period of the Matched Award granted in respect of those Invested Shares.

3.2          GRANT OF MATCHED AWARDS

3.2.1        Grant of Matched Awards

As soon as possible after Invested Shares are acquired on behalf of an Eligible Employee following an invitation under Rule 3.1 the Remuneration Committee will grant or it may procure the Grantor to grant to that Eligible Employee a Matched Award over the number of Shares that have an aggregate Market Value on the Date of Grant of the Matched Award which is equal to the Invested Share Amount.  Subject to the remainder of the Rules of this Part Three, the Shares under a Matched Award will not vest until the end of the Relevant Period.

3.2.2        Conditions to be satisfied before the vesting of Matched Awards

The performance target which must be met before the Matched Award can vest will notified to the Participant on his award certificate and will apply until amended by or a different performance target is specified by, the Remuneration Committee.

3.2.3        Terms of Invested Shares

By accepting the grant of the Matched Award the Participant agrees that:

3.2.3.1          any dividends declared on his Invested Shares during the Relevant Period belong to the Participant but will be paid on behalf of the Participant to the Trustee, who may reinvest them in Shares (net of any taxes and, if appropriate, associated costs) as soon as reasonably practicable after those dividends are paid to the Trustee and those Shares will be held by the Trustee as part of the holding of Invested Shares; and

3.2.3.2          he is entitled to instruct the Trustee on how to vote or abstain from voting in relation to the Invested Shares and whether to accept or reject any offer in relation to them.

3.2.4        Rights in relation to Matched Awards

A Participant has no voting, dividend or other rights attaching to Shares under a Matched Award made to the Participant, before the Matched Award vests.  However, the Trustee may in its discretion reinvest any dividends declared on the Shares subject to a Matched Award (net of any taxes and, if applicable, associated costs) as soon as reasonably possible after that dividend has been paid and the Shares acquired with the dividend will be held by the Trustee as part of the Matched Award.  The Trustee will, at its discretion, be entitled to vote or abstain from voting in respect of and accept or reject any offer in relation to the Shares under a Matched Award.

3.3          VESTING OF MATCHED AWARDS

3.3.1        Normal vesting

Unless the Remuneration Committee decides otherwise at the Date of Grant, and subject to Rules 3.3.2, 3.3.3 and 3.4 and any additional terms and conditions which apply to the Matched Award, a Matched Award will vest on the third anniversary of its Date of Grant to the extent that the performance target which applies to that Matched Award has been met.  However, if this would be on a day which is on a Close Period, the day on which the Matched Award will be the first Dealing Day following the end of the Close Period.

3.3.2        Early vesting on cessation of Employment (good leaver)

If a Participant ceases to be in Employment due to

•      death,

•      ill-health, injury or disability (evidenced to the satisfaction of the Remuneration Committee),

•      Redundancy or retirement,

•      the company by which the Participant is employed ceasing to be a member of the Group or,

•      the transfer of the undertaking or part-undertaking in which the Participant is employed to a person or body corporate outside the Group,

then the Participant’s Matched Award will vest in full immediately.

3.3.3        Early vesting on cessation of Employment (other circumstances)

If a Participant ceases to be in Employment for any reason other than those specified in Rule 3.3.2, the Remuneration Committee may preserve and vest all or part of a Participant’s Matched Award on any terms it thinks fit subject to the satisfaction of the performance target measured to the date of cessation of employment.

3.4          LAPSE OF MATCHED AWARDS

3.4.1        Lapsing of Matched Awards

A Matched Award will lapse and cease to be capable of (further) vesting on the earliest of:

3.4.1.1          the Participant ceasing to be in Employment in any circumstances other than those referred to in Rule 3.3.2 and where the Remuneration Committee has not preserved all or part of the Matched Award under Rule 3.3.3.  If the Remuneration Committee preserves part only of a Matched Award under Rule 3.3.3 the part that is not preserved will lapse immediately;

3.4.1.2          the Participant being deprived of the legal or beneficial ownership of the Matched Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

3.4.1.3          the Participant attempting to breach Rule 1.4.4.

3.4.2        Lapse where no or only partial vesting

Where, after all applicable testing of the performance target to which it is subject, a Matched Award has not vested or only vested in part under the performance target, the unvested part of the Matched Award will lapse with immediate effect.

3.4.3        Female Participants on maternity leave

For the purposes of this Rule 3.4, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

3.5          GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING UP OF THE COMPANY

3.5.1        Circumstances in which this Rule applies

Subject to Rule 3.8, this Rule applies where:

3.5.1.1          an offeror (either alone or with any party acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) which is made on a condition such that if it is satisfied the company or person making the offer will have Control of the Company; or

3.5.1.2          the Court sanctions a scheme of arrangement affecting the Shares under section 425 of the Companies Act 1985; or

3.5.1.3          a resolution is passed for the voluntary winding up of the Company.

3.5.2        Date of vesting

On the occurrence of an event described in Rule 3.5.1, a Matched Award will, subject to Rule 3.4, vest to the extent specified by the Remuneration Committee in accordance with Rule 3.5.3 as follows:

3.5.2.1          in relation to Rule 3.5.1.1, on the date that the change of Control takes effect;

3.5.2.2          in relation to Rule 3.5.1.2, on the date on which the scheme of arrangement is sanctioned by the Court; and

3.5.2.3          in relation to Rule 3.5.1.3, conditionally on the resolution being passed.

3.5.3        The discretion of the Remuneration Committee

The Remuneration Committee will confirm as soon as practicable after the extent (if any) to which a Matched Award will vest, taking into account the extent to which the performance target applicable to that Matched Award has been met up to the date of vesting and such other factors as the Remuneration Committee believes to be relevant in determining the extent to which the Matched Award should vest.

3.6          CONSEQUENCES OF VESTING OF A MATCHED AWARD

As soon as practicable following the vesting of a Matched Award, the Shares subject to it in respect of which it has vested and the Invested Shares related to that Matched Award will, subject to Rules 1.5 and 1.7, be transferred to the Participant.

3.7          ADJUSTMENT OF MATCHED AWARDS

3.7.1        Variation in equity share capital

If there is Variation in the equity share capital of the Company the number and/or the nominal value of the Shares over which a Matched Award is granted may be adjusted in such manner as the Remuneration Committee determines (subject to confirmation from an appropriate independent professional that such adjustment is fair and reasonable).

3.7.2        Notifying Participants of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment under Rule 3.7 and may call in, cancel, enclose, issue or re-issue any award certificate as a result of that adjustment.

3.8          Exchange of Matched Awards

3.8.1        Circumstances in which Matched Awards are exchanged

If this Rule applies, Matched Awards will not vest but will be exchanged under the terms of this Rule.  This Rule applies when:

3.8.1.1          a company (the “Acquiring Company”) has obtained Control of the Company;

3.8.1.2          the shareholders of the Acquiring Company immediately after it has obtained Control of the Company are substantially the same as the shareholders of the Company immediately before that event, and

3.8.1.3          the Acquiring Company consents to the exchange of Matched Awards under this Rule.

3.8.2        The Exchange

When this Rule applies Matched Awards (“Old Awards”) will become awards (“New Awards”) in respect of shares in the Acquiring Company.  Each New Award will be equivalent to each Old Award before the change of Control.  The New Awards will not be regarded as equivalent to the Old Awards unless:

3.8.2.1          they are governed by the Rules in effect immediately before the release of the Old Awards; and

3.8.2.2          the total Market Value of the Shares the subject of the Old Awards immediately before the exchange is equal to the total Market Value immediately after the exchange of the shares the subject of the New Awards.  The provisions of the Plan will, for this purpose be construed as if the New Awards were granted under the Plan at the same time as the Old Awards.

3.8.3        The New Awards

References to Shares will, in relation to the New Awards, be taken as references to shares of the Acquiring Company.  References to the Company shall be taken to be references to the Acquiring Company, where appropriate.  The New Awards will not vest or lapse if Rule 3.5 applies in respect of the change of Control which lead to the grant of the New Awards.

APPENDIX 1

DEFINITIONS

Associated Company	in relation to the Company:

(i) any company which has Control of the Company; and

(ii) any company (other than a Participating Company) which is under the Control of any company referred to in (i) above;

Award	a Restricted Award or a Matched Award granted under the Plan;

Board	the board of directors of the Company or a duly authorised committee of it, which may include the Remuneration Committee;

Close Period

a period when the members of the Board are prohibited from dealing in Shares under the Criminal Justice Act 1993, or the Financial Services Authority model code on transactions in securities, or under any other statute, regulation or similar code to which the Company is subject;

The Company	Cyclacel Group Plc which, for the purposes of the Rules, may act through the Board;

Control	means the power of a person to secure:

(i) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(ii) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Award, the date on which the Grantor grants it;

Dealing Day	a day on which the London Stock Exchange is open for the transaction of business;

Disability	long-term disability evidenced to the satisfaction of the Remuneration Committee;

Eligible Employee	any person who at a Date of Grant (or the date of invitation, in the case of Invested Shares) is an employee of a Participating Company;

Employees’ Share Scheme	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(i) the employees or former employees of the Company, the Company’s Subsidiaries or holding company or a subsidiary of the Company’s holding company; or

(ii) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Employment	employment as an employee of a Participating Company or an Associated Company;

Grant Period	the period of 42 days starting on the day after any of the following:

(i) the date on which the Company releases its financial results for any period;

(ii) the date of any general meeting of the Company;

(iii) the date on which any change to the legislation affecting the Plan is proposed or made;

(iv) the date of lifting of any restrictions on the grant of an Award; or

(v) the date on which the Board believes that exceptional circumstances exist which justify the grant of Awards;

Grantor	in relation to an Award, the Person who has granted that Award which may be the Company, an employee benefit trust or any other Person;

Group	the Company and its Subsidiaries;

Invested Share Amount	the gross amount applied in the acquisition of Invested Shares, as determined in accordance with Rule 3.1;

Invested Shares	Shares acquired by a Participant under Rule 3.1 in order to qualify for a Matched Award;

Market Value	in relation to a Share, its middle market quotation (as derived from the Daily Official List of the London Stock Exchange plc) on the Dealing Day immediately preceding the relevant date;

Matched Award	a contingent right to acquire Shares which has been granted or is proposed to be granted under Rule 3.2;

Participant	any Eligible Employee to whom an Award has been granted, or (where the context requires) his personal representatives;

Person	any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

Participating Company	(i) the Company; and

(ii) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

Plan	the Cyclacel Group Plc Restricted Share & Co-Investment Plan constituted by the Rules;

Plan Period	the period starting on the date the Plan is approved by the Company in general meeting and ending on the tenth anniversary of that date;

Recognised Stock Exchange	a stock exchange that is for the time being designated as a recognised stock exchange for the purpose of section 841 of the Income & Corporation Taxes Act 1988;

Redundancy	termination of Employment attributable wholly or mainly to the fact that:

(i) the employer has ceased or intends to cease:

(a) to carry on the business for the purpose of which the employee was employed; or

(b) to carry on that business in the place the employee was employed; or

(ii) the requirements of that business:

(a) for employees to carry out work of a particular kind; or

(b) to carry out that work in the place where the employee was employed,

have ceased or diminished or are expected to cease or diminish;

Relevant Period	in relation to:

(i) a Restricted Award, the period commencing on the date on which the Award is granted and ending on the third anniversary of that date; and

(ii)           a Matched Award, the period commencing on the date on which the Award is granted and ending on the third anniversary of that date, or where the Participant ceases employment without the Matching Award having vested, the period commencing on the date on which the Award is granted and ending on the date of cessation of the Participant’s employment;

Remuneration Committee	the duly authorised remuneration committee of the Board;

Restricted Award	a contingent right to acquire Shares which has been granted or is proposed to be granted under Rule 2.1;

Retirement	retirement at or after any age at which the Participant is bound or entitled to retire under his contract of Employment or early retirement with the agreement of the company which employs him;

Rules	these rules as amended from time to time;

Share	a fully paid ordinary share in the capital of the Company;

Subsidiary	a company is a subsidiary of another company if:

(i) that other company:

(a) holds a majority of the voting rights in it; or

(b) is a member of it and controls the composition of its board of directors; or

(c) is a member of it and controls alone, pursuant to an agreement with other shareholders or member; a majority of the voting rights in it; or

(ii) the first mentioned company is a subsidiary of any company which is that other’s subsidiary;

Trustee	the trustee for the time being of an employee benefit trust established by the Company as an Employees’ Share Scheme;

Variation	in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction.